UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                     September 20, 2005 (September 14, 2005)


                         AMERICAN RETIREMENT CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Tennessee                  01-13031                 62-1674303
------------------------------   -------------------    ------------------------
 (State or Other Jurisdiction       (Commission             (I.R.S. Employer
       of Incorporation)            File Number)            Identification No.)


          111 Westwood Place, Suite 200
              Brentwood, Tennessee                                37027
--------------------------------------------------        ----------------------
     (Address of Principal Executive Offices)                   (Zip Code)


                                 (615) 221-2250
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     On September 14, 2005, we entered into a 15-year management agreement with American Seniors Foundation ("ASF") to manage its recently acquired Bradford Village community. Bradford Village, formerly known as Oklahoma Christian Retirement Community, is an entry-fee community that serves middle income seniors in Edmond, Oklahoma, 15 miles north of Oklahoma City. The campus consists of 78 cottage homes, 44 assisted living units, 10 memory care units and 102 skilled nursing beds, for a total of 234 units/beds.

     We facilitated ASF's $9 million acquisition by providing a $6 million, 4.5 year senior mortgage loan bearing interest at one month LIBOR plus 4%, and a $4.5 million, 15-year junior mortgage loan bearing interest at 12.5%. The unfunded balance of the junior loan (approximately $1.0 million) will be funded as and if needed for additional working capital and capital expenditures at the community. We anticipate funding a portion of this interim financing by securing an approximate $6 million loan by pledging our senior mortgage loan to a commercial lender. It is ASF's intention to replace the interim financing with permanent tax-exempt financing at the appropriate time.

     On September 20, 2005, we issued a press release describing the foregoing transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

Risks Associated with Forward-Looking Statements
------------------------------------------------

     This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of us or our management, including, but not limited to, all statements regarding our expectations regarding the rate of return to be earned on the loans, all statements regarding our plans to secure additional financing, all statements regarding anticipated capital expenditures and operational and financial improvements at the community and all statements regarding ASF's anticipated tax-exempt refinancing of the loans. All forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) our ability to successfully integrate the community into our operations and to improve the operational results of the community, (ii) our ability to obtain additional financing on satisfactory terms, (iii) the ability of ASF to repay amounts due under the loans and/or to obtain replacement financing on satisfactory terms, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk associated with our significant leverage, and (vi) the risk factors described in our Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in our other filings with the SEC.

     Should one or more of those risks materialize, actual results could differ materially from those forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could prove to be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our forecasts, expectations, objectives or plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


Item 9.01. Financial Statements and Exhibits

   (d) Exhibits.

           99.1    Press Release dated September 20, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         AMERICAN RETIREMENT CORPORATION


                                         By:  /s/ Bryan D. Richardson
                                              ----------------------------------
                                              Bryan D. Richardson
                                              Executive Vice President - Finance
                                              and Chief Financial Officer

Date: September 20, 2005

                                  EXHIBIT INDEX


     Exhibit
     Number          Description
     ------          -----------

      99.1           Press Release dated September 20, 2005